Exhibit 99.1

Cytek Biosciences Reports Fourth Quarter and Full Year 2023 Financial Results and Provides 2024 Outlook

FREMONT, Calif., February 28, 2024 (GLOBE NEWSWIRE) — Cytek® Biosciences, Inc. (“Cytek Biosciences” or “Cytek”) (Nasdaq: CTKB), a leading cell analysis solutions company, today reported financial results for the fourth quarter and year ended December 31, 2023.

Recent Highlights

•

Total revenue was $58.6 million, or $58.2 million on a non-GAAP constant currency basis, for the fourth quarter of 2023, representing 21% and 14% increases, respectively, over the corresponding period of 2022

•

Organic revenue was $48.8 million, representing an increase of 1% compared to the fourth quarter of 2022. Fourth quarter revenue from the product lines acquired from Luminex Corporation (“Luminex”) on February 28, 2023 was $9.8 million

•	Total revenue was $193.4 million, or $194.1 million on a non-GAAP constant currency basis, for the full year 2023, representing 18% and 13% increases, respectively, over the full year 2022.

•	Organic revenue was $164.7 million, which was flat compared to 2022. Full year revenue from the product lines acquired from Luminex was $28.7 million

•

Expanded total Cytek organic installed base to 2,148 instruments, with 152 instrument placements during the fourth quarter of 2023 and 478 placements during the full year 2023 (excluding product lines acquired from Luminex)

•	Introduced the Cytek Orion reagent cocktail preparation system, the first-of-its-kind fully automated antibody cocktail preparation instrument for flow cytometry

•	Executed agreement with the Centre for Genomic Regulation (CRG) and the Pompeu Fabra University (UPF) to drive technological innovation and accelerate discoveries for the scientific community

•

Repurchased 5,332,769 shares of common stock during the fourth quarter at an aggregate cost of $34.7 million, and a total of 6,613,780 shares of common stock at an aggregate cost of approximately $44.2 million since the stock repurchase program was announced in May 2023

“We delivered strong fourth quarter performance amidst a challenging macro-economic environment. Our teams navigated well while executing our business strategy, and we took actions to ensure that we remain an agile organization,” said Dr. Wenbin Jiang, CEO of Cytek Bioscience. “As we look ahead to 2024, we remain laser focused on effectively driving strategic growth and delivering long-term profitability. Cytek remains on the forefront of innovation and industry leadership, and we are excited for the large opportunities ahead.”

Fourth Quarter 2023 Financial Results

Total revenue for the fourth quarter of 2023 was $58.6 million, a 21% increase over the fourth quarter of 2022. Excluding the $9.8 million of revenue from the product lines acquired from Luminex on February 28, 2023, organic revenue was $48.8 million, a 1% increase compared to the same period of the prior year. On a constant currency basis, total revenue for the fourth quarter of 2023 was $58.2 million, an increase of 14% compared to the fourth quarter of 2022.

Gross profit was $33.7 million for the fourth quarter of 2023, an increase of 15% compared to a gross profit of $29.4 million in the fourth quarter of 2022. Gross profit margin was 57% in the fourth quarter of 2023 compared to 61% in the fourth quarter of 2022. Adjusted gross profit margin, after adjusting for stock-based compensation expense and amortization of acquisition-related intangibles, was 60% in the fourth quarter of 2023 compared to 62% in the fourth quarter of 2022.

Operating expenses were $32.8 million for the fourth quarter of 2023, a 12% increase from $29.3 million in the fourth quarter of 2022. The increase in operating expenses was primarily due to expenses related to increased headcount from the Luminex transaction and personnel-related expenses across research and development and sales and marketing.

Research and development expenses were $10.9 million for the fourth quarter of 2023 compared to $9.7 million for the fourth quarter of 2022.

Sales and marketing expenses were $11.6 million for the fourth quarter of 2023 compared to $9.0 million for the fourth quarter of 2022.

General and administrative expenses were $10.3 million for the fourth quarter of 2023, an increase from $10.5 million for the fourth quarter of 2022.

Income from operations in the fourth quarter of 2023 was $0.9 million compared to income from operations of $0.1 million in the fourth quarter of 2022. Net income in the fourth quarter of 2023 was $6.3 million compared to a net income of $3.7 million in the fourth quarter of 2022.

Adjusted EBITDA in the fourth quarter of 2023 was $11.0 million compared to $6.6 million in the fourth quarter of 2022, after adjusting for stock-based compensation expense, foreign currency exchange impacts and acquisition-related expenses.

Full Year 2023 Financial Results

Total revenue for the year ended December 31, 2023 was $193.4 million, an 18% increase over the year ended December 31, 2022. On a constant currency basis, total revenue for the year ended December 31, 2023 was $194.1 million, a 13% increase over the year ended December 31, 2022.

Gross profit was $110.1 million for the year ended December 31, 2023, an increase of 9% compared to a gross profit of $101.0 million in the year ended December 31, 2022. Gross profit margin was 57% in the year ended December 31, 2023 compared to 62% in the year ended December 31, 2022. Adjusted gross profit margin in the year ended December 31, 2023 was 59% compared to 63% in the year ended December 31, 2022, after adjusting for stock-based compensation expense and amortization of acquisition-related intangibles.

Operating expenses were $136.8 million for the year ended December 31, 2023, a 33% increase from $102.8 million in the year ended December 31, 2022. The increase was primarily due to increased headcount and personnel-related expenses across research and development and sales and marketing.

Research and development expenses were $44.2 million dollars for the year ended December 31, 2023, compared to $34.9 million dollars for the year ended December 31, 2022.

Sales and marketing expenses were $49.1 million dollars for the year ended December 31, 2023, compared to $33.2 million dollars for the year ended December 31, 2022.

General and administrative expenses were $43.5 million dollars for the year ended December 31, 2023, compared to $34.7 million dollars for the year ended December 31, 2022.

Loss from operations in the year ended December 31, 2023 was $26.8 million compared to loss from operations of $1.8 million in the year ended December 31, 2022. Net loss in the year ended December 31, 2023 was $11.3 million compared to net income of $2.5 million in the year ended December 31, 2022.

Adjusted EBITDA in the year ended December 31, 2023 was $13.7 million compared to $21.2 million in the year ended December 31, 2022, after adjusting for stock-based compensation expense and other non-recurring expenses.

Cash, cash equivalents, restricted cash and short-term investments in marketable securities were approximately $262.7 million as of December 31, 2023. The primary utilization of cash throughout the year was attributed to the acquisition and share repurchase program.

2024 Outlook

Cytek Biosciences expects total revenue for the year ended December 31, 2024 to be in the range of $203 million to $213 million, representing growth of 5% to 10% over the year ended December 31, 2023, assuming no change in currency exchange rates. For the year ended December 31, 2024, Cytek Biosciences expects to report positive net income.

Webcast Information

Cytek will host a conference call to discuss the fourth quarter and year end 2023 financial results on Wednesday, February 28, 2024, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. A webcast of the conference call can be accessed at investors.cytekbio.com.

About Cytek Biosciences, Inc.

Cytek Biosciences (Nasdaq: CTKB) is a leading cell analysis solutions company advancing the next generation of cell analysis tools by delivering high-resolution, high-content and high-sensitivity cell analysis utilizing its patented Full Spectrum Profiling™ (FSP™) technology. Cytek’s novel approach harnesses the power of information within the entire spectrum of a fluorescent signal to achieve a higher level of multiplexing with precision and sensitivity. Cytek’s FSP platform includes its core instruments, the Cytek Aurora™ and Northern Lights™ systems; its cell sorter, the Cytek Aurora™ CS; the Cytek Orion™ reagent cocktail preparation system; the flow cytometer and imaging products under the Amnis® and Guava® brands; and reagents, software and services to provide a comprehensive and integrated suite of solutions for its customers. Cytek is headquartered in Fremont, California with offices and distribution channels across the globe. More information about the company and its products is available at www.cytekbio.com.

Cytek’s products are for research use only and not for use in diagnostic procedures (other than Cytek’s Northern Lights-CLC system and certain reagents, which are available for clinical use in China and the European Union).

Cytek, Full Spectrum Profiling, FSP, Cytek Aurora, Northern Lights, Cytek Orion, Amnis and Guava are trademarks of Cytek Biosciences, Inc.

In addition to filings with the Securities and Exchange Commission (SEC), press releases, public conference calls and webcasts, Cytek uses its website (www.cytekbio.com), LinkedIn page and X (formerly Twitter) account as channels of distribution of information about its company, products, planned financial and other announcements, attendance at upcoming investor and industry conferences and other matters. Such information may be deemed material information and Cytek may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Cytek’s website, LinkedIn page, and X account in addition to following its SEC filings, news releases, public conference calls and webcasts.

Statement Regarding Use of Non-GAAP Financial Information

Cytek has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three-month and twelve-month periods ended December 31, 2023. Management believes that non-GAAP financial measures, including “Adjusted gross profit margin,” “Adjusted EBITDA” and revenue on a “constant currency basis” referenced above, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Cytek calculates constant currency revenue growth rates by applying the prior period weighted average exchange rates to current period results. Cytek presents constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Cytek encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include statements regarding Cytek’s plans to effectively drive strategic growth and deliver long-term profitability; Cytek business opportunities; and Cytek’s expectations that total revenue for the full year ended December 31, 2024 will be in the range of $203 million to $213 million, assuming no change in currency exchange rates, and positive net income for the full year ended December 31, 2024. These statements are based on management’s current expectations, forecasts, beliefs, assumptions and information currently available to management. These statements also deal with future events and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially include global economic and market conditions; Cytek’s ability to evaluate its prospects for future viability and predict future performance; Cytek’s ability to accurately forecast customer demand and adoption of its products; Cytek’s ability to recognize the anticipated benefits of collaborations; Cytek’s dependence on certain sole and single source suppliers; competition; market acceptance of Cytek’s current and potential products; Cytek’s ability to manage the growth and complexity of its organization, maintain relationships with customers and suppliers and retain key employees; Cytek’s ability to maintain, protect and enhance its intellectual property; and Cytek’s ability to continue to stay in compliance with its material contractual obligations, applicable laws and regulations.. You should refer to the section entitled “Risk Factors” set forth in Cytek’s most recent Quarterly Report on Form 10-Q filed with the SEC on November 14, 2023, Cytek’s Annual Report on Form 10-K to be filed with the SEC and other filings Cytek makes with the SEC from time to time for a discussion of important factors that may cause actual results to differ materially from those expressed or implied by Cytek’s forward-looking statements. Although Cytek believes that the expectations reflected in the forward-looking statements are reasonable, it cannot provide any assurance that these expectations will prove to be correct nor can it guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. The forward-looking statements in this press release are based on information available to Cytek as of the date hereof, and Cytek disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Cytek’s views as of any date subsequent to the date of this press release.

Media Contact:

Stephanie Olsen

Lages & Associates

(949) 453-8080

stephanie@lages.com

Investor Relations Contact:

Paul D. Goodson

Head of Investor Relations

pgoodson@cytekbio.com

Cytek Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(unaudited)

	Year ended December 31,
(In thousands)	2023	2022
Revenue, net:
Product	$157,089	$148,600
Service	36,298	15,436

Total revenue, net	193,387	164,036

Cost of sales:
Product	65,056	49,955
Service	18,262	13,107

Total cost of sales	83,318	63,062

Gross profit	110,069	100,974
Operating expenses:
Research and development	44,151	34,858
Sales and marketing	49,148	33,230
General and administrative	43,546	34,690

Total operating expenses	136,845	102,778

Loss from operations	(26,776)	(1,804)
Other income, net
Interest expense	(2,071)	(2,573)
Interest income	6,413	4,619
Other income, net	7,794	1,018

Total other income, net	12,136	3,064

(Loss) income before income taxes	(14,640)	1,260
Benefit from income taxes	(3,311)	(1,224)

Net (loss) income	(11,329)	2,484
Foreign currency translation adjustment, net of tax	(549)	(1,611)
Unrealized (loss) gain on marketable securities	(29)	17

Net comprehensive (loss) income	$(11,907)	$890

Cytek Biosciences, Inc.

Consolidated Balance Sheets

(unaudited)

(In thousands, except share and per share data)	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$167,299	$296,601
Restricted cash	331	2,899
Marketable securities	95,111	44,548
Trade accounts receivable, net	56,636	48,864
Inventories	61,148	48,154
Prepaid expenses and other current assets	11,694	12,954

Total current assets	392,219	454,020
Deferred income tax assets, noncurrent	30,487	20,459
Property and equipment, net	18,405	13,682
Operating lease right-of-use assets	10,853	13,883
Goodwill	16,753	10,144
Intangible assets, net	23,084	4,331
Other noncurrent assets	3,386	2,957

Total assets	$495,187	$519,476

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$2,918	$4,805
Legal settlement liability, current	2,561	2,163
Accrued expenses	19,862	21,126
Other current liabilities	8,013	7,960
Deferred revenue, current	22,783	12,986

Total current liabilities	56,137	49,040
Legal settlement liability, noncurrent	16,477	15,596
Deferred revenue, noncurrent	15,132	13,124
Operating lease liability, noncurrent	9,479	12,312
Long term debt	1,648	2,271
Other noncurrent liabilities	2,431	1,587

Total liabilities	$101,304	$93,930

Commitments and contingencies (Note 19)
Stockholders’ equity:
Common stock, $0.001 par value; 1,000,000,000 authorized shares as of December 31, 2023 and December 31, 2022, respectively; 130,714,906 and 135,365,381 issued and outstanding shares as of December 31, 2023 and December 31, 2022, respectively.	131	135
Additional paid-in capital	423,386	442,887
Accumulated deficit	(28,359)	(17,030)
Accumulated other comprehensive loss	(1,275)	(697)
Noncontrolling interest in consolidated subsidiary	—	251

Total stockholders’ equity	393,883	425,546

Total liabilities and stockholders’ equity	$495,187	$519,476

Cytek Biosciences, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

	Three months ended
	December 31, 2023	December 31, 2022
(In thousands)
GAAP gross profit	$33,692	$29,374
Stock-based compensation	824	641
Amortization of acquisition-related intangible assets	501	64

Non-GAAP Gross Profit	$35,017	$30,079

GAAP gross profit %	57%	61%
Non-GAAP gross profit %	60%	62%
GAAP Net (loss) income	$6,322	$3,718
Depreciation and amortization	2,423	1,465
Provision (Benefit) for Tax	(1,142)	396
Interest Income	(1,447)	(2,626)
Interest Expense	393	687
Foreign Currency exchange loss	(1,255)	(1,748)
Stock-based compensation	5,669	4,465
Acquisition-related expenses	—	218

Adjusted EBITDA	$10,963	$6,575

Cytek Biosciences, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

	Year ended
	December 31, 2023	December 31, 2022
(In thousands)
GAAP gross profit	$110,070	$100,974
Stock-based compensation	3,213	2,855
Amortization of acquisition-related intangible assets	1,721	250

Non-GAAP Gross Profit	$115,004	$104,079

GAAP gross profit %	57%	62%
Non-GAAP gross profit %	59%	63%
GAAP Net (loss) income	$(11,329)	$2,484
Depreciation and amortization	9,230	5,566
Provision (Benefit) for Tax	(3,311)	(1,224)
Interest Income	(6,413)	(4,619)
Interest Expense	2,070	2,573
Foreign Currency exchange loss	(108)	(425)
Stock Based Compensation	22,048	16,595
Acquisition-related expenses	1,512	218

Adjusted EBITDA	13,699	21,167

Revenue	Three months ended December 31, 2023	Three months ended December 31, 2022
As reported	58,605	48,336
Non-GAAP constant currency	58,166	51,184

FX Impact [$]	(439)	2,848
FX Impact [%]	(0.7)%	5.9%

Revenue	Year ended December 31, 2023	Year ended December 31, 2022
As reported	193,387	164,036
Non-GAAP constant currency	194,069	171,793

FX Impact [$]	682	7,757
FX Impact [%]	0.4%	4.7%